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                                                                    Exhibit 10.2

                                    SUBLEASE

     This Sublease made on the 6th day of July, 1994, by and between UNIT DISTRIBUTION OF UTAH, INC., a Utah Corporation ("Sublessor"), and PROFORM FITNESS PRODUCTS, INC., a Utah Corporation and WESLO, INC., a Utah Corporation (hereafter collectively "Sublessee").

                                    RECITALS:

     A. Unit Distribution of Utah, Inc. is the Lessee from the Prudential insurance Company of America of Warehouse Premises located in Clearfield, Utah, and desires to sublease said Premises to ProForm. Fitness Products, Inc. and Weslo, Inc. under certain terms and conditions as set forth herein.

     B. ProForm Fitness Products, Inc. and Weslo, Inc. desire to sublease a portion of said Premises from Unit Distribution of Utah, Inc.

     C. A copy of the Lease Agreement between the Prudential Insurance Company of America and Unit Distribution of Utah, Inc. has been received and reviewed by all parties and is attached as Exhibit "A".

     NOW, THEREFORE, in consideration of the covenants and promises hereinafter set forth, and other good and valuable consideration, the receipt sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   PARTIES.

     This Sublease is made between Unit Distribution of Utah, Inc., a Utah Corporation, and ProForm, Fitness Products, Inc., a Utah Corporation, and Weslo, Inc., a Utah Corporation.

2.   MASTER LEASE.

     Sublessor is the Lessee under a written lease (hereafter "Master Lease,,) attached and incorporated as Exhibit "A", dated January 29, 1990, wherein the Prudential Insurance Company of America, a New Jersey Corporation ("Lessor"), leased to Sublessor the real property located in Clearfield, Weber County, Utah, described as that certain real property situated at 1051 South Industrial Parkway, consisting of a warehouse building containing approximately 615,000 square feet, together with all improvements and appurtenances belonging to said property (hereafter "Master Premises").

3.   PREMISES.

     Sublessor hereby subleases to Sublessee a portion of the Premises located at 1051 South Industrial Parkway, Clearfield, Weber County, Utah, which is approximately 325,325 square feet of warehouse space located at the southerly end of the building on the Master Premises and approximately 3,750 square feet of office space in the Building

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     (approximately the northwest one-fourth of the office space) of the Master
     Premises, plus the exclusive use of a portion of the parking facilities adjacent to the north end of the building. The warehouse space, office space and parking facilities subleased by Sublessee are shown and outlined in red on Exhibit "B" attached and incorporated and are referenced collectively as "Premises". The Premises include exclusive use of 30 parking stalls as shown on Exhibit B, with reasonable access to the same (hereafter "Parking"). All space as shown on Exhibit "B" will be made available to Sublessee as agreed. In addition Sublessee is granted a non-exclusive easement for parking, loading and unloading of tractor/trailers and use by other shipping vehicles and containers on the west side of the Building, i.e., north of the storage pond and between the Building and the road hereafter "Trailer Parking"). Sublessee will be responsible for 54.20% of the maintenance costs of the Trailer Parking area during the Sublease term. The Premises also include reasonable and adequate rights of ingress and egress and for utility service from the Premises to a publicly dedicated road and public utilities.

4.   WARRIANTIES BY SUBLESSOR.

     Sublessor warrants and represents to Sublessee as follows:

     (a) As of the date hereof, the Master Lease has not been amended or modified.

     (b) As of the date of this Sublease that the Master Lease is in full force and effect in accordance with its terms and that Sublessor is not now and at this time knows of no events which will cause it to be in default or breach of any of the provisions of the Master Lease.

     (c) Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

     (d) Sublessor has the right to enter into this Sublease Agreement with Sublessee, without the prior written consent of Lessor.

     (e) Sublessor will defend the Sublessee's right to possession of the Premises against any and all claims and causes of action, except any arising through the fault or neglect of Sublessee.

     (f) Sublessor shall timely perform all acts required of it under the Master Lease with Lessor in regard to payment of rent, notices, accounting, making reports and otherwise so as to maintain the Master Lease with Lessor in full force and effect and avoid any default thereunder.

5.   TERM AND RENEWAL.

     Providing this Sublease is fully executed by both parties no later than July 8, 1994, the term of this Sublease shall commence on July 21, 1994 ("Commencement Date"). This Sublease shall terminate" on June 30, 1999 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease, or unless extended as herein provided. Sublessor hereby grants to Sublessee a right to renew the Sublease until December 31, 2003, provided Sublessee is not in default, has fully performed all its

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     obligations stated herein at the time for such renewal, and provided
     Sublessee gives written notice to Sublessor at least three (3) months prior to June 30, 1999. Upon Sublessee's written notice to Sublessor, this Sublease shall be extended for the period July 1, 1999, through, and including, December 31, 2003 ("Option Period"). The rental rate during said Option Period shall be as follows: Commencing July 1, 1999, through the next adjustment date as established in Section 7.1 below, the minimum rent shall remain the same as that paid for the previous month. During the term of the Option Period, the minimum rent shall be increased on the first day of the next month after the adjustment date by the percentage increase in the CPI for the twelve (12) month period immediately preceding said adjustment date. However, notwithstanding the foregoing, in no event shall the minimum rent during this Option Period increase on any adjustment date by more than three percent (3%) of the minimum rent payable immediately prior to such adjustment date.

6.   POSSESSION.

     Sublessor and Sublessee agree that possession of the Premises shall be delivered to the Sublessee as follows:

     a.   July 21, 1994                 75,000 sq. ft., 3,750 sq. ft. of Office
                                        Space, and all Parking

     b.   August 5, 1994                An additional 75,000 sq. ft.

     c.   August 20, 1994               An additional 75,000 sq. ft.

     d.   September 4, 1994             100,325 sq. ft. and all remainder of the
                                        Premises

     TOTAL                              329,075 sq. ft.
                                        ===============

     The selection of the area to which possession is given to Sublessee shall be as reasonably selected by Sublessor and approved by Sublessee and shall be contiguous to that of which Sublessee is already in possession.

     Sublessor has been advised by Sublessee that it is a material term of this Sublease that possession be delivered in a timely manner.

7.   RENT.

     7.1 Minimum Rent. Sublessee shall pay to Sublessor as a minimum rent, without deduction, setoff, notice, or demand, at 1301 Gulf Life Drive, Suite 1800, Jacksonville, Florida 32207, or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of Sixty-Five Thousand Sixty-Five Dollars ($65,065.00) per month, in advance on the first day of each month of the term. If the Commencement Term begins or ends on a day other than the first or last day of a month, the rent for the partial month shall be prorated on a per diem basis. During the term of this Sublease, the minimum rent shall be increased on the annual anniversary date by the percentage increase in the CPI for the

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          twelve (12) month period immediately preceding said adjustment date.
          However, notwithstanding the foregoing, in no event shall the minimum rent during the term of this Sublease increase on any adjustment date by more than three percent (3%) of the minimum rent payable immediately prior to such adjustment date. Since possession of the Premises shall be given to Sublessee on an incremental basis, as set forth in Section 6 above, the prorated rent shall be the square footage of which Sublessee is in possession divided by 329,075 multiplied by $65,065.00 (rate of $.20 per square foot per month). There shall be no adjustments for the Trailer Parking or Parking.

     7.2 Taxes and Insurance Costs. Sublessee shall pay to Sublessor as additional rent .5351 percent (53.51%) of the taxes and insurance as required by the Master Lease on the Master Premises, prorated `as of the Commencement Date and/or the Termination Date, whichever the case may be, to cover only the period of time within the year or policy period during which the term of this Lease shall be in effect. The insurance shall name Sublessee as an additional insured and costs chargeable to Sublessee shall be reasonably apportioned based upon the square footage of the Premises, but in no event shall such costs chargeable to Sublessee be greater than that which Sublessee can obtain directly for comparable coverage from an insurance carrier with a rating as good or better than that coverage through which Sublessor insures as shown by "Best' s Insurance Reports Property - Casualty". Sublessor shall provide Sublessee with a copy of the insurance policies with the insurance coverages as required by this Sublease and by the Master Lease and agrees to keep the same in full force and effect with a thirty (30) day notice to Sublessee prior to cancellation" provision in each such policy.

     7.3. Operating Costs. Except as specifically otherwise provided in this Sublease, if the Master Lease requires Sublessor to pay to Lessor all or a portion of the expenses of operating, maintaining, repairing, or replacing the building and/or project, or the components thereof, of which the Premises are a part ("Operating Costs"), including, but not limited to taxes, utilities, insurance, exterior and interior maintenance, and common area maintenance, the Sublessee shall pay to Sublessor as additional rent .5351 percent (53.51%) of the amounts payable by Sublessor for Operating Costs incurred during the Term. Such additional rent shall be payable as and when Operating Costs are payable by Sublessor to Lessor. If the Master Lease provides for the payment by Sublessor of Operating Costs on the basis of an estimate thereof, then as and when adjustments between estimated and actual Operating Costs are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner; and if any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublessor and Sublessee under this Subsection 7.3 shall survive such expiration or termination. Sublessor shall, upon request by Sublessee, furnish Sublessee with copies of all statements submitted by Lessor of actual or estimated Operating Costs during the Term.

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8.   UTILITY COSTS.

     In the office space (3,750 square feet an the Premises out of 15,000 square feet of office space in the Master Premises), charges for gas, electrical and other utilities that are not separately metered shall be paid on a pro rata basis, i.e., twenty-five percent (25%) to Sublessee and seventy-five percent (75%) to Sublessor. in the warehouse space (325,325 square feet on the Premises out of 600,000 square feet of warehouse space in the Master Premises), charges for gas and other utilities that are not separately metered shall be paid on a pro rata basis, i.e., fifty-four and two tenths percent (54.2%) to Sublessee and forty-five and eight tenths percent (45.8%) to Sublessor. Electric usage shall be separately metered for the warehouse space.

9.   OTHER OPERATING/MAINTENANCE COSTS AND FUNCTIONS.

     (a) Sublessor shall be granted access to the Premises on a reasonable basis to take appropriate action to maintain Sublessor's food grade status. Such access shall be no more frequently than once weekly, shall be scheduled so as to not interfere with Sublessor's business /warehouse operations, and shall be at Sublessor's sole expense. Sublessor warrants that such actions by Sublessor shall have no effect on Sublessee's business operations, employees, products or other property, nor shall such access by Sublessor cause Sublessee any increase in its costs of doing business.

     (b) Sublessee, at its expense, shall provide its own security and janitorial services to the Premises and shall maintain the same in a manner consistent with that as evidenced by the Sublessor. Sublessor, at its expense, shall provide its own security and janitorial services for the balance of the Master Premises.

     (c) Sublessor shall provide and pay for all roof and structural repair, replacement and maintenance, subject to the provisions of Section 9 (e) below. Sublessor agrees to commence with the replacement of the roof on the Master Premises by no later than September 30, 1994, and shall diligently proceed to complete the replacement in a timely manner.

     (d) At the commencement of this sublease, Sublessor shall make the necessary repairs to Sublessee's portion of the parking lot marked for Sublessee's exclusive use on Exhibit "B" of this Agreement. It shall be Sublessee's responsibility to maintain and/or repair this portion of the parking lot as needed during this Sublease term, or any extension thereof. Sublessor agrees to he responsible for the maintenance or repair of the main access road (Industrial Parkway). The drivelanes on the Master Premises used on a non-exclusive basis by both parties shall be maintained .5351 percent (53.51%) by Sublessee and .4649 percent (46.49%) by Sublessor.

     (e) Sublessor and Sublessee shall each be responsible for any damages caused to the Premises by its own negligence or due to the acts of their respective agents, employees, customers or invitees, respectively.

     (f) Except as specifically otherwise provided, Sublessee shall be responsible for all other operating, repair and maintenance expenses of the Premises and Sublessor shall be

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     responsible for all other operating, repair and maintenance expenses of the
     Master Premises (excluding the Premises).

     (g) Sublessor agrees that Sublessee shall incur no expenses for repair, maintenance or replacement of the mechanical systems (including without limitation, HVAC system, electrical system, overhead doors and plumbing system) for 30 days after the Commencement Date and Sublessor shall pay for the same, except as caused through acts of Sublessee as provided in Section 9.e., above.

10.  ADVANCE RENT PAYMENT.

     As security for Sublessee's faithful performance of Sublessee's obligations hereunder, Sublessee shall, concurrent with the execution of this Sublease, deliver to Sublessor the sum of One Hundred Thirty Thousand One Hundred and Thirty Dollars ($130,130.00) ("Advance Rent").

     Of the Advance Rent $65,065.00 shall be a prepayment of the first full month's rent after Sublessee has received possession of all the Premises, and the other $65,065.00 shall be security for Sublessee's performance of the terms of this Sublease.

     If during the first year of the Sublease term, Sublessee does not receive written notification from Sublessor that it has defaulted on any of its obligations, as set forth in this Sublease, then it may apply the $65,065.00 Advance Rent towards the fourteenth (14th) calendar month for which rent is due. In the event Sublessee does default on any of its obligations during the first year of the Sublease term, then Sublessee will be required to maintain the Advance Rent throughout the balance of the Sublease term.

11.  DAMAGE AND DESTRUCTION.

     (a) Sublessee shall notify Sublessor in writing immediately upon the occurrence of any damage large enough to be subject to an insurance claim to the Premises. If the Premises shall be partially damaged by fire or any other casualty insured under Sublessor's insurance policy, Sublessor shall, upon receipt of the insurance proceeds, repair the Premises and until repair is complete the rent shall he abated proportionately as to that portion of the Premises rendered untenantable. Notwithstanding the foregoing, if: (a) the Premises by reason of such occurrence are rendered wholly untenantable for Sublessee's purposes, or (b) the Premises should be damaged as a result of a risk which is not covered by Sublessor's insurance, or (c) the Premises or the building of which it is a part, whether the Premises are damaged or not, should be damaged to the extent of forty percent (40%) or more of the then-monetary value, then and in any such events, Sublessor may either elect to repair the damage or may cancel this Sublease by notice of cancellation within thirty (30) days after such event and thereupon this Sublease shall expire, and Sublessee shall vacate and surrender the Premises to Sublessor within a reasonable time. Sublessee's liability for rent upon the termination of this Sublease shall cease as of the day following Sublessor's giving notice of cancellation. In the event Sublessor elects to repair any damage, any abatement of rent shall end five (5) days after notice by Sublessor to Sublessee that the Premises have been repaired.

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     (b)  During the last year of the Lease, if the Premises is partially or totally destroyed by any cause whatsoever, and regardless of whether any insurance proceeds are available, this Sublease shall terminate as of the date the destruction occurred, at the election of either party, and Sublessee shall assign any insurance proceeds on the Premises to Sublessor.

12.  HAZARDOUS MATERIALS.

     (a) As used in this Sublease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable Federal, State or local laws or regulation, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Sublessee shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Sublessee, its agents, employees, contractors, or invitees without prior written consent of Sublessor. Consent is hereby given to Sublessee's use of standard cleaning agents, labeling paints and inks used in the ordinary course of a warehouse business operation. Sublessee agrees to provide Sublessor concurrent with the execution of this Sublease a written list with the substance and approximate quantity to be stored at any time on the Premises. Sublessee is responsible for making any required modifications to meet current codes regarding storage of such substances. If storage of such substances causes Sublessor's insurance costs to increase, Sublessee shall be responsible for payment of the amount of such increased costs.

     (b) During the term hereof, Sublessee shall comply with the requirements of all applicable Federal, state and local environmental, health, safety and sanitation laws, ordinances, codes, rules and regulations and orders of any regulatory and administrative authority with respect to Sublessee's occupancy and actions of its employees, invitees, or agents.

     (c) During the term hereof, Sublessor shall comply with the requirements of all applicable Federal, state and local environmental, health, safety and sanitation laws, ordinances, codes, rules and regulations and orders of any regulatory and administrative authority with respect to Sublessor's occupancy and actions of its employees, invitees, or agents.

     (d) Sublessee agrees to indemnify, defend and hold harmless the Sublessor from and against all loss, liability, damage and expense, including costs associated with administrative and judicial proceedings, remediation to acceptable standards, and attorney's fees, ever suffered or incurred by Sublessor on account of Sublessee's occupancy and actions or non-actions of its employees, agents or invitees for (i) failure to comply with any environmental, health, safety or sanitation law, code, ordinance, rule or regulation or any interpretation or order of any regulatory or administrative authority with

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     respect thereto; (ii) release of hazardous materials or substances on, upon, in or from the premises; and (iii) all damages to natural resources or real property and/or harm or injury to persons resulting or alleged to have resulted from such failure to comply and/or release of hazardous material or substances. Sublessee shall not be responsible for any environmental conditions existing prior to its use or occupancy of the Premises or caused by other Tenants or Sublessor. As of the commencement date of this Sublease, Sublessor represents, or the best of its knowledge or belief, that there exists no environmental violation of any law or regulation on the Master Premises.

     (e) Sublessor agrees to indemnify, defend and hold harmless the Sublessee from and against all loss, liability, damage and expense, including costs associated with administrative and judicial proceedings, remediation to acceptable standards, and attorney's fees, ever suffered or incurred by Sublessee on account of Sublessor's business use, condition on, or substances maintained upon the Master Premises (excluding the Premises) and actions or non-actions of its employees, agents or invitees for (i) failure to comply with any environmental, health, safety or sanitation law, code, ordinance, rule or regulation or any interpretation or order of any regulatory or administrative authority with respect thereto; (ii) release of hazardous materials or substances on, upon in or from the premises; and
     (iii) all damages to natural resources or real property and/or harm or injury to persons resulting or alleged to have resulted from such failure to comply and/or release of hazardous material or substances.

     (f) The provisions of Sections 9a through 9e shall survive the termination of this Sublease for a period of three (3) years.

13.  USE OF PREMISES.

     The Premises shall be used and occupied only for warehousing, assembly, offices, and for no other uses or purposes.

14.  ASSIGNMENT AND SUBLETTING.

     (a) Sublessee shall not assign this Sublease, or further sublet all or any part of the Premises, without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease), which consent cannot be unreasonably refused, and which consent must be given in a timely manner.

     (b) Sublessee shall pay to Sublessor as Additional Rent under the Lease fifty percent (50%) of the Profit (defined below) on such transaction as and when received by Sublessee. The "Profit" means all amounts paid to Tenant for such assignment or sublease, including "buy-in" money and monthly rent in excess of the monthly rent payable under the Lease. Sublessee is entitled to recover such costs and expenses directly incurred by Sublessee in connection with the execution and performance of such sublease or assignment (for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease) before Sublessee is obligated to pay to Sublessor its share of any Profit.

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15.  LANDLORD'S CONSENT.

     Sublessee's request for consent to any transfer shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Sublessor deems relevant.

16.  SUBLESSOR'S RIGHTS, DUTIES AND RESPONSIBILITIES.

     (a) Sublessor shall provide Sublessee with copies of any minutes/records of meetings with the Lessor, annual inspection reports or Approved Capital Expenditures, as provided in the Master Lease, and shall disclose any material defects or conditions for which the costs for remedy of the same are chargeable to Sublessee under this Sublease or which conditions will have a material adverse effect on Sublessee's use of the Premises.

     (b) Sublessor hereby irrevocably and unconditionally waives, releases and relinquishes any claim to a Landlord's" lien, against any property of Sublessee on the Premises, including but not limited to inventory and equipment. In connection with this, Sublessor agrees to execute such documents as may be reasonably required by Sublessee's lender.

     (c) Sublessor agrees, at its expense, to provide and install interior chain link fencing no less than 12 feet (12') in a secure height dividing the warehouse Premises from the Master Premises. The fencing shall be installed within fourteen (14) days after the date Sublessee is scheduled to receive possession of all the Premises.

     (d) Sublessor warrants the Railroad Spur Agreement is in full force and effect. Sublessee shall incur no costs for said Agreement unless it chooses to utilize railroad spur services. If Sublessee utilizes the railroad spur services, it will pay 53.51% of the cost thereafter incurred to maintain the Railroad Spur Agreement in full force and effect. Sublessor shall keep the Railroad Spur Agreement in full force and effect during the term of this Sublease.

     (e) On or before the date on which sublessee is delivered possession of all the Premises, Sublessor shall at its expense provide a separate electrical meter for the warehouse portion of the Premises.

     (f) Sublessor agrees to relocate the area currently housing its pesticides to a location contained entirely within Sublessor's premises and copies of Material Safety Data Sheets for all pesticides so stored will be supplied to Sublessee in a timely manner.

17.  SUBLESSEE'S RIGHTS, DUTIES AND RESPONSIBILITIES.

     (a) Sublessee may display and/or erect reasonable signage on the Premises to protect its use and rights provided herein and for its reasonable business purposes. All signs must have Sublessor's prior written approval and must be in accordance with any applicable code.

     (b) Sublessee shall not make any alterations to the Premises without the prior written consent of Sublessor, which may not be unreasonably withheld.

     (c) Section 15.15 of the Master Lease has no application to Sublessee and sublessor agrees that said section shall only apply to Sublessor and specifically releases Sublessee from application of said section.

18.  ADDITIONAL SUBLESSOR WARRANTIES.

     (a) Sublessor agrees that so long as Sublessee fully complies with all of the terms, covenants and conditions herein contained on sublessee's part to be kept and performed, Sublessee shall and may peaceably and quietly have, hold and enjoy the Premises during the sublease term hereof without such possession being disturbed or interfered with by Sublessor or by any person claiming by, through or under, Sublessor. Sublessor further covenants and represents that Sublessor has full right, power and authority to make, execute and deliver the Sublease.

     (b) Sublessor has received no notice, nor to the best of its knowledge does Sublessor know of any pending or threatened legal actions regarding its occupancy of the Premises or Master Premises.

     (c) Sublessor has received no notice, nor to the best of its knowledge does Sublessor know of any fire, zoning, health, building code or other federal, state or local violation of law regarding the Premises or Master Premises.

     (d) Sublessor has no actual knowledge of the existence of Hazardous Materials (in excess of quantities otherwise permitted under Environmental
     Laws) on the Premises or Master Premises. Sublessor warrants the Premises to be free from any hazardous materials and in compliance with all environmental laws and regulations. Sublessor further warrants and agrees to use its best efforts to keep the Master Premises free from the same.

19.  OTHER PROVISIONS OF SUBLEASE.

     Except as otherwise modified herein, all clearly applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises. If any provisions of this Sublease conflict with provisions of the Master Lease, the provisions of this Sublease shall govern.

     The following terms and conditions of the Master Lease are modified as follows:

          Article 2.2., Option to Renew, deleted in its entirety.

          Article 5, Maintenance, Repairs and Alterations; modified as follows:

               Replace 5.1(c) with: Sublessor shall be responsible for roof and structural maintenance; however, Sublessee shall be responsible for the cost of any

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               roof or structural repairs necessitated by the acts of Sublessee, its employees, agents, customers or invitees. See Section 9(c) herein.

               5.1(f) shall be deleted in its entirety.

               Article 5.4., Alterations; delete in its entirety. Replace with:
               Sublessee shall not make any alterations to the Premises without the prior written consent of Sublessor, which may be reasonably withheld.

          Article 10, Assignment and Subletting; replace 10.1, 10.2, 10.3 with
          Section 14 of this Sublease.

          Article 14, Broker's Fee; replaced by Section 23 of this Sublease.

          Article 15.4, Notices; replaced by Section 24 of this Sublease.

20.  FIRST RIGHT OF REFUSAL

     Sublessor hereby grants Sublessee a first right of refusal on the Master Premises (excluding the Premises) at the time all or any portion of the Master Premises is offered for sublease. Sublessor shall give written notice to Sublessee as to the space availability.

     Sublessee shall have ten (10) days from the date of receipt thereof within which to advise Sublessor, in writing, of its desire to sublease the additional space, subject to the terms and conditions of this Sublease Agreement. The space must be taken by Sublessee, if it elects to sublease the space, coterminous with the balance of the Term and at the then current rate, subject to the annual CPI increases.

     This first right of refusal shall extend with and run with the Master Premises or any portion thereof. Any failure of Sublessee to exercise the first right of refusal shall not waive its right to exercise the same as to any subsequent lease or sublease of all or any portion of the Master Premises by Sublessor.

     As used in this paragraph 20, the word "Sublessor" includes its successors, assigns, sublessees and tenants. The words "lease", "sublease" or "rental" include any assignment of interest in all or any portion of the Master Premises or rights in the same.

21.  PRE-POSSESSION INSPECTION.

     Prior to taking possession of the Premises the parties shall jointly conduct an inspection of the same and shall note existing problems, repair requirements and damages. Excepting those items attributable to normal wear and tear, a report of the inspection shall be signed and dated by the parties and attached as Exhibit "C" to this Sublease. In no event shall Sublessee become responsible for rectifying any problems, making any repairs or correcting any damages existing at the time that Sublessee took possession.

22.  ATTORNEY'S FEES.

     If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

23.  AGENCY DISCLOSURE.

     Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except GATX Logistics Properties, Inc. and CB Commercial Real Estate Group, Inc. who represents Sublessor, and consolidated Realty Group who represents Sublessee. Each party to the Sublease agrees to indemnify, and hold harmless the other party from claims of any other broker making claims through that party.

24.  NOTICES.

     All notices and demands which may or are to he required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other places as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

     To Sublessor:      Unit Distribution of Utah, Inc. c/o GATX Logistics,
                        Inc./1301 Gulf Life Drive, Suite 1800, Jacksonville,
                        Florida 32207 Attn: Real Estate

     To sublessee:      ProForm Fitness Products, Inc./1500 South 1000 West,
                        Logan, Utah 84321-0270

                        Weslo, Inc./1500 South 1000 West, Logan, Utah 84321-0270

25.  TIME.

     Time is of the essence of this Sublease.

26.  REMEDIES.

     Each party may have such remedies upon breach of this Sublease as may be provided by statutory or common law.

27.  TRAILER DROP LOT.

     Sublessor agrees to make available to Sublessee that unimproved portion of the site consisting of approximately 4 acres directly north of, and adjacent to, the paved parking lot adjoining the northerly most section of the warehouse building, for the purpose of creating a drop lot for its trailers. Sublessee shall be solely responsible for any and all costs associated with the permits, improvements and maintenance expenses required for their specified use of this site, and must insure that it is in compliance with all applicable and governing codes and ordinances.

     Sublessee may request the use of this area at any time during the term of Sublease. The rental rate shall be $4,800.00 per acre, per year, and shall be calculated based upon the actual acreage required by Sublessee.

                                        UNIT DISTRIBUTION OF UTAH, INC.



                                        By:     /s/ ILLEGIBLE
                                           -------------------------------------
                                        Title:   C.O.O.
                                              ----------------------------------
                                        Date:    7-6-94
                                             -----------------------------------

                                                        SUBLESSOR

                                        PROFORM FITNESS PRODUCTS, INC.



                                        By:     /s/ S. Fred Beck
                                           -------------------------------------
                                        Title:   CFO
                                              ----------------------------------
                                        Date:    7/5/94
                                             -----------------------------------

                                        WESLO, INC.



                                        By:     /s/ S. Fred Beck
                                           -------------------------------------
                                        Title:   CFO
                                              ----------------------------------
                                        Date:    7/5/94
                                             -----------------------------------

                                                        SUBLESSEE

                           FIRST AMENDMENT TO SUBLEASE

1.   Identification and Parties.

     This First Amendment to Sublease (this "Amendment") is made and entered into this 31st day of July, 1994, by and between UNIT DISTRIBUTION OF UTAH, INC., a Utah Corporation ("Sublessor") and PROFORM FITNESS PRODUCTS, INC. and WESLO, INC., both Utah Corporations (collectively "Sublessee").

2.   Recitals.

     2.1. On or about July 6, 1994, Sublessor and Sublessee entered into that certain sublease whereby Sublessor subleased to Sublessee approximately 325,325 square foot of warehouse space and 3,750 square foot of office space contained within the 615,000 square foot warehouse building located at 1051 South Industrial Parkway in Clearfield, Utah.

     2.2. It is the desire of the parties to amend the Sublease to change the amount of the minimum rent due for each full month during the initial 12-month period of the Sublease. The defined terms used herein shall have the same meaning assigned to them in the Sublease unless a definition appears herein.

3.   Amendment.

     3.1. The minimum rent figure shown in Section 7.1, "Minimum Rent", of the Sublease shall be changed from $65,065.00 to SIXTY FIVE THOUSAND EIGHT HUNDRED FIFTEEN AND N0/100 DOLLARS ($65,815.00).

     3.1. Except as expressly modified herein, all of the terms and conditions of the Sublease, as amended, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this instrument on the year and date first above written.

"SUBLESSOR"                              "SUBLESSEE"

UNIT DISTRIBUTION OF UTAH, INC., A       PROFORM FITNESS PRODUCTS, INC., a
Utah Corporation                         Utah Corporation

By:    /s/ ILLEGIBLE                     By:    /s/ S. Fred Beck
   -------------------------------          ------------------------------

Title: Chief Financial Officer           Title:        CFO
      ----------------------------             ---------------------------

Date:   8/22/94                          Date:        8/22/94
     -----------------------------            ----------------------------

                          SECOND AMENDMENT TO SUBLEASE

1.   Identification and Parties.

     This Second Amendment to Sublease (this "Amendment") is made and entered into this 28th day of April, 1995, by and between UNIT DISTRIBUTION OF UTAH, INC., a Utah Corporation ("Sublessor") and ICON HEALTH AND FITNESS,INC., formerly known as PRO-FORM FITNESS, INC. and WESLO, INC., both Utah Corporations (collectively, "Sublessee").

2.   Recitals.

     2.1 On or about July 6, 1994, Sublessor and Sublessee entered into that certain Sublease whereby Sublessor subleased to Sublessee approximately 325,325 square feet of warehouse space and 3,750 square feet of office space contained within the 615,000 square foot warehouse building located at 1051 South Industrial Parkway in Clearfield, Utah.

     2.2 On or about July 31, 1994, said Sublease was amended by the First Amendment to Sublease whereby the minimum rent due for each full month during the initial 12-month period was increased to $65,815.00.

     2.3 It is the desire of the parties to now further amend the Sublease to reflect an increase in the amount of Subleased warehouse space and minimum monthly rend as follows:

3.   Amendment

     3.1 The warehouse square footage figure shown in Section 3. "Premises" of the Sublease shall be changed from 325,325 square feet to 328,650 square feet.

     3.2 The minimum rent figure shown in Section 7.1 "Minimum Rent" of the Sublease, and which was changed pursuant to the First Amendment to Sublease, shall be increased from $65,815.00 to Sixty-six Thousand Four Hundred Eighty and 00/00 Dollars ($66,480.00).

     3.3 Both of the Changes set forth in 3.1 and 3.2 above shall be deemed to have taken effect as of January 1, 1995.

     3.4 Except as expressly modified herein, all of the terms and conditions of the Sublease, as amended, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this instrument on the year and date first written above.

"SUBLESSOR"                                "SUBLESSEE"

UNIT DISTRIBUTION OF UTAH, INC., A         PROFORM FITNESS PRODUCTS, INC., a
Utah Corporation                           Utah Corporation

By:     /s/ ILLEGIBLE                      By:   /s/ S. Fred Beck
   ----------------------------------         ----------------------------------

Title:      CFO                            Title:         CFO
      -------------------------------            -------------------------------

Date:    4/28/95                           Date:       4/18/95
     --------------------------------           --------------------------------

                           THIRD AMENDMENT TO SUBLEASE

         The Third Amendment to Sublease made this ____ day of________________, 1996, by and between UNIT DISTRIBUTION OF UTAH, INC., a Utah corporation ("Sublessor") and ICON HEALTH AND FITNESS, INC., formerly know as PRO-FORM FITNESS, INC., and WESLO, INC., both Utah corporations (collectively, "Sublessee").

                                    RECITALS

         A. Sublessor and Sublessee entered into that certain Sublease dated July 6, 1994, for approximately 325,325 square feet of warehouse space and approximately 3,750 feet of office space in the Building consisting of approximately 615,000 square feet located at 1051 South Industrial Parkway, Clearfield, Weber County, Utah, together with the exclusive use of a portion of the parking facilities adjacent to the north end of the Building and other parking facilities and amenities as set forth therein.

         B. The Sublease was amended by First Amendment to Sublease dated July 31, 1994 (the First Amendment"), and the Second Amendment to Sublease dated April 28, 1995 (the "Second Amendment"), to increase the minimum rent required by Section 7.1 of the Sublease for the initial 12 month period of the Sublease to $66,480.00 and to enlarge the square footage of subleased warehouse space from 325,325 square feet to 328,650 square feet of warehouse space so that the total square footage of warehouse and office space leased to Sublessee under the Sublease is 332,400 square feet.

         The Sublease described in paragraph A above, as amended by the First Amendment and the Second Amendment, shall hereinafter be referred to as the "Sublease."

         C. Sublessor and Sublessee desire to amend the Sublease on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the covenants and promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. The Sublease is hereby amended to enlarge the Premises to include the additional 282,600 square feet of space in the Building located at 1051 South Industrial Parkway, Clearfield, Weber County, Utah, which was not heretofore included in the Premises, together with the exclusive right to use all of the parking facilities and amenities now serving the Building as identified on the Site Plan attached hereto as Exhibit "A." (the "Additional Space") As of the date of this Third Amendment, the portion of the Building not occupied by Sublessee is being used by Sublessor, but will be turned over incrementally to Sublessee in broom clean condition on the schedule set forth on Exhibit "B" attached hereto. Each incremental portion of the 282,600 square feet shall become a part of the Premises on the date upon which possession is delivered to Sublessee, and the term of the Sublease with respect to such Additional Space shall end on December 31, 2003, unless sooner terminated or further extended as provided herein.

                  2. Sublessee hereby exercises its option pursuant to Paragraph 5 of the Sublease to extend the term of the Sublease as amended for an additional term commencing on July 1, 1999, and ending on December 31, 2003.

         3. Rent shall continue to be paid on the 332,400 square feet of warehouse and office space leased by Sublessee under the Sublease prior to this Third Amendment, at the minimum rent rate as set forth in paragraph 7.1 of the Sublease as amended by the First Amendment and the Second Amendment, subject to annual adjustment as set forth in the Sublease. With respect to the additional 282,600 square feet of Additional Space, commencing on May 1, 1996, Sublessee shall pay to Sublessor as a minimum rent for such Additional Space, without deduction or right of set off and without notice or demand, at the initial rate of $3.15 per square foot per annum, payable in equal monthly installments, in advance on the first date of each month during the term of the Sublease as amended hereby (except as otherwise provided in Exhibit "B" attached hereto). During the term of this Sublease, the minimum rent for the Additional Space shall be increased annually commencing on June 1, 1997, and continuing on June 1 of each successive year thereafter through the term of the Sublease as amended hereby, by the percentage increase in the CPI for the twelve (12) month period immediately preceding said adjustment date. However, notwithstanding the foregoing, in no event shall the minimum rent for the Additional Space during the term of this Sublease increase on any adjustment date by more than three percent (3%) of the minimum rent payable immediately prior to such adjustment date, with each installment of rent due under this Sublease. With each installment of rent or additional rent due under the Sublease, Sublessee shall pay to Sublessor all sales tax due upon such rental payment.

         4. Notwithstanding anything to the contrary set forth in paragraph 10 of the Sublease, Sublessor shall retain throughout the remainder of the term of the Sublease, as amended hereby, the $65,065.00 paid to Sublessor upon commencement of the term of the Sublease as security for Sublessee's performance of its obligations under the Sublease.

         5. Paragraph 7.2 of the Sublease is hereby amended to delete ".5351 percent (53.51%)" as set forth in line 2 thereof and to substitute "100%" in its place.

         6. Paragraph 7.3 of the Sublease is hereby amended to delete ".5351 percent (53.51%)" in line 10 thereof and substitute "100%" in its place.

         7. Paragraph 16(d) of the Sublease is hereby amended to delete "53.51%" as set forth in line 5 thereof and to substitute "100%" in its place.

         8. Paragraph 3 of the Sublease is hereby amended to delete "54.20%" as set forth in line 22 thereof and to substitute "100%" in its place.

         9. Sublessee at its own expense, shall maintain in good condition and repair all portions of the parking area subject to exclusive use by Sublessee as shown on Exhibit "A" attached hereto, including 100% of the cost of the drive lanes on the Master Premises described in paragraph 9(d) of the Sublease.

         10. Sublessee shall pay for all gas, electrical and other utilities furnished to the Premises. Effective upon June 1, 1996, Sublessee shall obtain all required utility services through accounts in its own name directly with the utility providers.

         11. Provided (i) that Sublessee is not in default under the terms of the Sublease, (ii) that Sublessee has fully performed all of its obligations stated herein, and (iii) that the Master Lease is then in full force and effect, Sublessee shall have the option to extend the term of the Sublease as amended hereby, on the entire 615,000 square feet of the Premises for an additional three (3) year term commencing on January 1, 2004, and terminating on December 31, 2006, by giving written notice to Sublessor not later than January 1, 2003. Such extension shall be on the same terms and conditions as set forth herein except that minimum rent for the entire 615,000 square feet of the Premises for the first year of such extended term shall be the same minimum rent as was in effect for the Additional Space as of December 31, 2003. The minimum rent on the Premises shall be increased annually on January 1, 2005, and January 1, 2006, by the percentage increase in the CPI for the twelve (12) month period immediately preceding said adjustment date. However, notwithstanding the foregoing, in no event shall the minimum rent during such extended term increase on any adjustment date by more than five percent (5%) of the minimum rent payable immediately prior to such adjustment date.

         12. The Sublease is hereby amended to delete paragraph 27 thereof.

         13. Sublessee acknowledges that the Master Landlord is responsible to coordinate the maintenance and repairs of the access road to the Building in which the Premises are located. Sublessor will use its best efforts to assist Sublessee in a non-monetary manner in addressing any maintenance or repair issues relating to the road with the Master Landlord.

         14. Any terms of the Sublease not inconsistent with this Third Amendment are hereby ratified and confirmed and shall continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

Signed, sealed and delivered           UNIT DISTRIBUTION OF UTAH, INC.,
in the presence of:

__________________________________     By:______________________________________
Print: ___________________________          Print:______________________________
                                            Its: ___________________ President

__________________________________
Print: ___________________________                   (Corporate Seal)

                                       ICON HEALTH AND FITNESS, INC.


__________________________________     By:______________________________________
Print: ___________________________          Print:______________________________
                                            Its: ___________________ President

__________________________________
Print: ___________________________                   (Corporate Seal)

                                   EXHIBIT "B"

The Premises shall be incrementally enlarged by the addition to the Premises of 282,600 square feet of additional space on the following schedule:

     1. Possession of an additional area consisting of approximately 100,000 square feet of space shall be delivered by Sublessor to Sublessee between April 15, 1996 and April 30, 1996. Rent shall commence to be paid on such additional space in advance on May 1, 1996, and continue to be paid on the first day of each consecutive month thereafter throughout the term of the Sublease.

     2. Possession of an additional area consisting of approximately 112,600 square feet of space shall be delivered by Sublessor to Sublessee between May 1, 1996, and May 15, 1996. Rent shall commence to be paid on such additional space on May 15, 1996. Rent for the period from May 15, 1996, through May 31, 1996, shall be paid in arrears on June 1, 19096. All other rent for such additional space shall be paid monthly in advance commencing on June 1, 1996, and continue to be paid on the first day of each month thereafter throughout the term of this Sublease.

     3. Possession of the remaining area consisting of approximately 60,000 square feet of warehouse and office space shall be delivered by Sublessor to Sublessee on or before August 1, 1996. Rent shall be payable on such additional area in advance commencing on August 1, 1996, and continuing on the first day of each month thereafter throughout the term of this Sublease.

All space delivered by Sublessor to Sublessee under clauses 1., 2., and 3. above shall be contiguous to warehouse or office space already in Sublessee's possession.

Notwithstanding anything to the contrary set forth in paragraphs 5, 6, 7, 8 or 9 of the Third Amendment, until such time as Sublessee is in possession of the entire 615,000 square feet of the Premises, Sublessee shall be required to pay only a pro rata share of the costs required by paragraphs 7.2, 7.3, 16(d), 3 of Sublease to be paid by Sublessee and a prorata share of the cost of maintenance of the parking area, equal to a fraction the numerator of which is the number of square feet of the Premises then in Sublessee's possession and the denominator of which is 615,000.

                                  ADDENDUM "A"

                ICON SUBLEASE CPI INCREASE AND RENTAL ADJUSTMENT

Increase @ 1.6843% - New rent $73,223.15 beginning Jue 1998

Months           Adj. Monthly/Yearly Rent  Monthly/Yearly Rent Paid  Balance Due
------           ------------------------  ------------------------  -----------
June 1998 thru
May 1999         $73,223.15 - $878,677.80  $72,010.28 - $864,123.36  $14,554.44
                                                                     ----------

Increase @ 1.9632% - New rent $74,660.67 beginning June 99

Month            Adjusted Monthly Rent     Monthly Rent Paid         Balance Due
-----            ---------------------     -----------------         -----------
June 1999        $74,660.67                72,010.28                 $2,650.39
                                                                     ---------


Monthly rental for the extension term from September 1, 1999 through December 31, 1999, $76,900.49 (including the 1999 CPI increase).

Month            Adjusted Monthly Rent     Monthly Paid       Balance Due
-----            ---------------------     ------------       -----------
September        $76,900.49                $72,010.28         $4,890.21.
                                                              ----------

Total Due GATX Logistics, Inc.:
                              $14.554/44 June 1998-May 1999
                              $ 2,650.39 June 1999
                              --------------------
                        Total $17,204.83 for recapture of 1998/1999 CPI increase
                              $ 4,890.21 underpaid from September
                              ----------
                              $22,095.04 Total Due

                           FIFTH AMENDMENT TO SUBLEASE




     This FIFTH AMENDMENT TO SUBLEASE (the "Amendment") is entered into as of this 9/th/ day of September, 1999 by and between GATX LOGISTICS, INC., a Florida corporation ("Sublessor"), and ICON HEALTH AND FITNESS, INC., a Utah corporation (formerly known as Proform Fitness Products, Inc. and Weslo, Inc.) ("Sublessee").

                                    Recitals


     A. Pursuant to that certain Sublease dated July 6, 1994, as amended on July 31, 1994, April 28, 1995, August 27, 1996 and June 28, 1999 (collectively, the "Sublease") by and between Sublessor's predecessor-in-interest (Unit Distribution of Utah, Inc.) and Sublessee (or its predecessor-in-interest), Sublessee subleased certain premises consisting of approximately 332,400 rentable square feet comprised of approximately 328,650 rentable square feet of warehouse space and approximately 3,750 square feet of office space in a building commonly known as 1051 South Industrial Parkway, Clearfield, Weber County, Utah (the "Subleased Premises").

     B. Sublessor and Sublessee desire to amend the Sublease to, among other things, extend the term of the Sublease, all in accordance with the terms and conditions set forth below.

     C. All capitalized terms used herein not specifically defined shall have the meanings ascribed to such terms in the Sublease. The term "Sublease" where used in the Sublease shall hereinafter refer to the Sublease as amended by this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

     1. Extension of Term. The term of the Sublease is hereby extended for a period of four (4) months from September 1, 1999 through December 31, 1999 (such period from September 1, 1999 through December 31, 1999 shall be referred to herein as the "Extension Term"). Sublessee agrees to vacate and surrender the Subleased Premises to Sublessor in good condition and repair on or before December 31, 1999.

     2. Minimum Rent. The minimum rent payable by Sublessee to Sublessor for the Extension Term shall be Seventy Six Thousand Nine Hundred and 49/100 ($76,900.49) per month. Concurrently with the execution of this Amendment, Tenant shall pay the foregoing sum for the minimum rent payable for the month of September, 1999. Additionally, Sublessee shall pay to Sublessor Sublessee's proportionate share of taxes, insurance costs and operating costs within five (5) days of Sublessor's demand therefor.

     3. Past Due Rent: Holdover: Effectiveness of this Amendment. Notwithstanding anything to the contrary contained in the Sublease or this Amendment, Sublessee hereby acknowledges and agrees that it has not made various payments of rent that were payable to Sublessor and are now past due in the aggregate sum of Twenty Two Thousand Ninety-Five and 04/100 Dollars ($22,095.04) (the "Past Due Amount"), and Sublessee hereby agrees that it shall pay the entire Past Due Amount, in addition to all other rental payable hereunder as set forth in Section 2 above, on or before September 15, 1999 (the "Outside Date"). Sublessee further agrees that notwithstanding anything to the contrary contained in the Sublease or herein, if Sublessee fails to pay the Past Due Amount to Sublessor in immediately available funds on or before the Outside Date, then, at Sublessor's sole election, the extension of the term set forth in Section 1 shall be null and void and of no force or effect and Sublessee shall be considered to have a subtenancy at sufferance which may be terminable by Sublessor at any time in its sole discretion subject to all the terms contained in the Sublease, except that the minimum rent payable hereunder shall be equal to 200% of the last applicable monthly minimum rent, which shall not be prorated for any partial month. Acceptance of such rent shall not constitute a waiver by Sublessor of any re-entry or any rights of Sublessor nor shall it be deemed an extension or renewal of the Sublease term without a written election thereof by Sublessor. In addition, Sublessee shall be liable for all damages incurred by Sublessor as a result of such holdover.

     4. Sublessee's Acceptance of the Premises "As Is". Sublessee acknowledges that it has previously been occupying the Subleased Premises under the Sublease, and Sublessee agrees to continue to accept the Subleased Premises in its presently existing "as is" condition, without representation or warranty by Sublessor whatsoever.

     5. Attorney's Fees. In the event either party shall commence an action to enforce any provision of this Amendment, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, and all costs and expenses incurred, including reasonable attorneys fees and court costs and fees incurred to enforce any judgement obtained.

     6. Severability. This provision with respect to attorneys fees incurred to enforce a judgement shall be severable from all other provisions of this Amendment, shall survive any judgement, and shall not be deemed merged into the judgement.

     7. Authority. Sublessee has full power and authority to enter this Amendment and the person signing on behalf of Sublessee has been fully authorized to do so by all necessary corporate action on the part of Sublessee.

     8. Estoppel. Sublessee warrants, represents and certifies to Sublessor that as of the date of this Amendment: (a) Sublessor is not in default under the Sublease; and (b) Sublessee does not have any defenses or offsets to payment of rent and performance of its obligations under the Sublease as when same becomes due.

     9. Sublease in Full Force. Except for those provisions which are inconsistent with this Amendment, all other terms, covenants and conditions of the Sublease shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.


Sublessor                                 Sublessee:


GATX LOGISTICS, INC.                      ICON HEALTH AND FITNESS, INC. a
                                          Utah Corporation

By:      /s/ Michael J. Gardner           By:     /s/ Kent S. Lundgreen
   --------------------------------          -----------------------------
    Name:  Michael J. Gardner                Name:  Kent S. Lundgreen
         --------------------------                 ----------------------
    Title: Executive V.P. and C.O.O          Title: Materials Manager
           ------------------------                 ----------------------
    Date:  September 17, 1999
           ------------------------

                           SIXTH AMENDMENT TO SUBLEASE

     This SIXTH AMENDMENT TO SUBLEASE (the "Amendment") is entered into as of this 1/st/ Day of December, 1999 by and between GATX LOGISTICS, INC., a Florida corporation ("Sublessor"), and ICON HEALTH AND FITNESS, INC., a Utah corporation (formerly known as Proform Fitness Products, Inc. and Weslo, Inc.) ("Sublessee").

                                    Recitals

     A. Pursuant to that certain Sublease dated July 6, 1994, as amended on July 31, 1994, April 28, 1995, August 27, 1996, June 28, 1999 and September 9,
1999 (collectively, the "Sublease") by and between Sublessor's predecessor-in-interest (Unit Distribution of Utah, Inc.) and Sublessee (or its predecessor-in-interest), Sublessee subleased certain premises consisting of approximately 332,400 rentable square feet comprised of approximately 328,650 rentable square feet of warehouse space and approximately 3,750 square feet of office space in a building commonly known as 1051 South Industrial Parkway, Clearfield, Weber County, Utah (the "Subleased Premises").

     B. Sublessor and Sublessee desire to amend the Sublease to, among other things, extend the term of the Sublease, all in accordance with the terms and conditions set forth below.

     C. All capitalized terms used herein not specifically defined shall have the meanings ascribed to such terms in the Sublease. The term "Sublease" where used in the Sublease shall hereinafter refer to the Sublease as amended by this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

     1. Extension of Term. The term of the Sublease is hereby extended for a period of three (3) months from January 1, 2000 through March 31, 2000 (such period from January 1, 2000 through March 31, 2000 shall be referred to herein as the "Extension Term"). Sublease agrees to vacate and surrender the Subleased Premises to Sublessor in good condition and repair on or before March 31, 2000.

     2. Minimum Rent. The minimum rent payable by Sublessee to Sublessor for the Extension Term shall be Seventy Six Thousand Nine Hundred and 49/100 Dollars ($76,900.49) per month. Additionally, Sublessee shall pay to Sublessor Sublessee's demand therefor.

     3. Sublease's Acceptance of the Premises "As Is". Sublessee acknowledges that it has previously been occupying the Subleased Premises under the Sublease, and Sublessee agrees to continue to accept the Subleased Premises in its presently existing "as is" condition without representation or warranty by Sublessor whatsoever.

     4. Attorney's Fees. In the event either party shall commence an action to enforce any provision of this Amendment, the prevailing party is such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, and all costs and expenses incurred, including reasonable attorneys fees and court costs and fees incurred to enforce any judgement obtained.

     5. Severability. This provision with respect to attorneys fees incurred to enforce a judgement shall be severable from all other provisions of this Amendment, shall survive any judgement, and shall not be deemed merged into the judgement.

     6. Authority. Sublessee has full power and authority to enter into this Amendment and the person signing on behalf of Sublessee has bee fully authorized to do so by all necessary corporate action on the part of Sublessee.

     7. Estoppel. Sublessee warrants, represents and certifies to Sublessor that as of the date of this Amendment: (a) Sublessor is not in default under the Sublease; and (b) Sublessee does not have any defenses or offsets to payment of rent and performance of its obligations under the Sublease as and when same becomes due.

     8. Sublease in Full Force. Except for those provisions which are inconsistent with this Amendment, all other terms, covenants and conditions of the Sublease shall remain unmodified and in full force and effect.

     IN WITNESS WHEROF, this Amendment is executed as of the date first written above.


Sublessor                                 Sublessee:


GATX LOGISTICS, INC.                      ICON HEALTH AND FITNESS, INC. a
                                          Utah Corporation

By:      /s/ Michael J. Gardner           By:     /s/ Kent S. Lundgreen
   --------------------------------          -----------------------------
    Name:  Michael J. Gardner                Name:  Kent S. Lundgreen
         --------------------------                 ----------------------
    Title: Executive V.P. and C.O.O          Title: Materials Manager
           ------------------------                 ----------------------
    Date:  December 13, 1999
           ------------------------

                          SEVENTH AMENDMENT TO SUBLEASE

     This SEVENTH AMENDMENT TO SUBLEASE (the "Amendment") is entered into as of this 31st day of March, 2000 by and between GATX LOGISTICS, INC., a Florida corporation ("Sublessor"), and ICON HEALTH AND FITNESS, INC., a Utah corporation (formerly known as Proform Fitness Products, Inc. and Weslo, Inc.) ("Sublessee").

                                    Recitals

     A. Pursuant to that certain Sublease dated July 6, 1994, as amended on July 31, 1994, April 28, 1995, August 27, 1996, June 28, 1999, September 9, 1999
and December 1, 1999 (collectively, the "Sublease") by and between Sublessor's predecessor-in-interest (Unit Distribution of Utah, Inc.) and Sublessee (or its predecessor-in-interest), Sublessee subleased certain premises consisting of approximately 332,400 rentable square feet comprised of approximately 328,650 rentable square feet of warehouse space and approximately 3,750 square feet of office space, as forth on the attached Exhibit "A", in building commonly known as 1051 South Industrial Parkway, Clearfield, Weber County, Utah (the "Subleased Premises").

     B. Sublessor and Sublessee desire to amend the Sublease to, among other things, extend the term of the Sublease, all in accordance with the terms and conditions set forth below.

     C. All capitalized terms used herein not specifically defined shall have the meanings ascribed to such terms in the Sublease. The term "Sublease" where used in the Sublease shall hereinafter refer to the Sublease as amended by this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

     1. Extension of Term. The term of the Sublease is hereby extended for a period commencing April 1, 2000 through March 31, 2001 (such period from April 1, 2000 through March 31, 2001 shall be referred to herein as the "Extension Term"). Sublessee agrees to vacate and surrender the Subleased Premises to Sublessor in good condition and repair and in accordance with the terms of the Sublease, on or before March 31, 2001.

     2. Minimum Rent. The minimum rent payable by Sublessee to Sublessor for the Extension Term shall be Seventy-Six Thousand Nine Hundred and 49/100 Dollars ($76,900.49) per month. In accordance with the terms of the Master Lease,
Section 7.1 Minimum Rent, the Minimum Rent stated herein shall be subject to a CPI increase as set forth in the section referenced above. Additionally, Sublessee shall pay to Sublessor Sublease's proportionate share of property taxes, insurance costs and operating costs within five (5) days of Sublessor's demand therfor.

     3. Expansion Space: Provided that Sublessee is not then in default of the Sublease and subject to space availability and Sublessor's sole discretion, Sublessor shall offer to Sublessee any additional vacant space contained within the remainder of the building in which the "Subleased Premises" are a part, under the same terms and conditions as set forth within the Sublease. Sublessor shall notify Sublessee in writing of the availability of such expansion space and Sublessee shall have five (5) days following receipt of notice to, in writing, accept or reject the offered space.

     4. Sublessee's Acceptance of the Premises "As Is". Sublessee acknowledges that it has previously been occupying the Subleased Premises under the Sublease, and Sublessee agrees to continue to accept the Subleased Premises in its presently existing "as is" condition, without representation or warranty by Sublessor whatsoever.

     5. Attorney's Fees. In the event either party shall commence an action to enforce any provision of this Amendment, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, and all costs and expenses incurred, including reasonable attorneys fees and court costs and fees incurred to enforce any judgement obtained.

     6. Severability. This provision with respect to attorneys fees incurred to enforce a judgement shall be severable from all other provisions of this Amendment, shall survive any judgement, and shall not be deemed merged into the judgement.

     7. Authority. Sublessee has full power and authority to enter into this Amendment and the person signing on behalf of Sublessee has been fully authorized to do so by all necessary corporated action on the part of Sublessee.

     8. Estoppel. Sublessee warrants, represents and certifies to Sublessor that as of Sublease; and (b) Sublessee does not have any defenses or offsets to payment of rent and performance of its obligations under the Sublease as and when the date of this Amendment: (a) Sublessor is not in default under the same becomes due.

     9. Sublease in Full Force. Except for those provisions which are inconsistent with this Amendment, all other terms, covenants and conditions of the Sublease shall remain unmodified and in full force and effect.

IN WITNESS WHEROF, this Amendment is executed as of the date first written above.

Sublessor                                 Sublessee:


GATX LOGISTICS, INC.                      ICON HEALTH AND FITNESS, INC. a
                                          Utah Corporation

By:      /s/ ILLEGIBLE                    By:    /s/ Jon M. White
   --------------------------------          -----------------------------
    Name:   [ILLEGIBLE]                      Name:  Jon M. White
         --------------------------                 ----------------------
    Title:  [ILLEGIBLE]                      Title: SR. V.P. of Mfg.
           ------------------------                 ----------------------
    Date:   [ILLEGIBLE]
           ------------------------

                          EIGHTH AMENDMENT TO SUBLEASE


     This EIGHTH AMENDMENT TO SUBLEASE (the "Amendment") is entered into as of the 1/st/ day of April, 2001 by and between APL LOGISTICS WAREHOUSE MANAGEMENT SERVICES, INC., a Florida corporation, fka GATX Logistics, Inc. ("Sublessor"), and ICON HEALTH AND FITNESS, INC., a Utah corporation (fka Proform Fitness Products, Inc. and Welso, Inc.) ("Sublessee").

                                    Recitals


     A. Pursuant to that certain Sublease dated July 6, 1994 (the "Original Sublease"), as amended on July 31, 1994, April 28, 1995, August 27, 1996, June 28, 1999, September 9, 1999, December 1, 1999 and March 31, 2000 (collectively, the "Sublease") by and between Sublessor's predecessor-in-interest (Unit Distribution of Utah, Inc.) and Sublessee (or its predecessor-in-interest), Sublessee subleases from Sublessor certain premises consisting of approximately 332,400 rentable square feet comprised of approximately 328,650 rentable square feet of warehouse space and approximately 3,750 rentable square feet of office space in a building commonly known as 1051 South Industrial Parkway, Clearfield, Weber County, Utah, as depicted on Exhibit "A" attached hereto (the "Subleased Premises", or "Premises"). The Sublease is subject and subordinate to the master lease relating to the Subleased Premises under which Sublessor is the prime lessee (as the same may be amended and supplemented, the "Master Lease").

     B. Sublessor and Sublessee desire to amend the Sublease to, among other things, (I) extend the term of the Sublease, and (ii) add to the Subleased Premises, on an incremental basis, the remainder of the Master Premises (defined in Section 2 of the Original Sublease and containing a total of 615,000 rentable square feet, which square footage includes 15,000 square feet of office space), which remainder contains an additional 282,600 rentable square feet contiguous to the Subleased Premises, all in accordance with the terms and conditions set forth below.

     C. All capitalized terms used herein not specifically defined shall have the meanings ascribed to such terms in the Sublease. The term "Sublease" where used in the Sublease shall hereafter refer to the Sublease as amended by this Amendment.

                                    Agreement


      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

      1. Extension of Term. The term of the Sublease is hereby extended for a period of thirty-three (33) months, from April 1, 2001 (the "Renewal Commencement Date") through December 31, 2003 (the "Expiration Date"). Sublessee agrees to vacate and surrender the Subleased Premises (including the Must Take Space, as defined blow) to Sublessor in good condition and repair on or before the Expiration Date and otherwise in accordance with the terms of the Sublease. The period commencing on the Renewal Commencement Date and ending on the Expiration Date is referred to herein as the "Extended Term".

      2. Must-Take Space. Sublessee hereby agrees to (a) add to the Subleased Premises, on the date that is thirty (30) days after the date of the mutual execution of this Amendment, approximately 50,000 additional rentable square feet of ware house space contiguous to the original Subleased Premises, as such space is designated by Sublessor (the "First Must Take Space"); (b) add to the Subleased Premises, on the date that is sixty (60) days after the date of the mutual execution of this Amendment, approximately 50,000 additional rentable square feet of warehouse space contiguous to the First Must Take Space, as such space is designated by Sublessor (the "Second Must Take Space"); and (c) add to the Subleased Premises, on the date that is six (6) months after the date of the mutual execution of this Amendment, the remainder of the Master Premises, containing approximately 182,600 additional rentable square feet of warehouse space contiguous to the Second Must Take Space (the "Third Must Take Space), as such space is designated by Sublessor. The square footages of the First Must Take Space, Second Must Take Space and Third Must Take Space set forth in this
Section 2 are hereby stipulated by Sublessor and Sublessee to be true and correct. The effective date of Sublessee's lease of the First Must Take Space shall be the date that is thirty (30) days after the date of the mutual execution of this Amendment (the "First Must Take Commencement Date), the effective date of Sublessee's lease of the Second Must Take Space shall be the date that is sixty (60) days after the date of the mutual execution of this Amendment (the "Second Must Take Commencement Date") and the effective date of Sublessee's lease of the Third Must Take Space shall be the date that is six (6) months after the date of the mutual execution of this Amendment (the "Third Must Take Commencement Date"). Sublessee's lease of the First Must Take Space, Second Must Take Space and Third Must Take Space shall be on the same terms and conditions as affect the original Subleased Premises; provided, however, that
(A) Sublessee's proportionate share of taxes, insurance, Operating Costs, and all other items for which Sublessee is responsible for its proportionate share under the Sublease shall be increased to take into account the additional number of rentable square feet of the First Must Take Space, Second Must Take Space and Third Must Take Space, as further set forth in Section 4 below, and (ii) the First Must Take Space, Second Must Take Space and Third Must Take Space shall be leased to Sublessee in their then current condition, subject to the improvements to be constructed pursuant to Section 6 below, without any representations or warranties. The term of Sublessee's lease for the First Must Take Space, Second Must Take Space and Third Must Take Space, and Sublessee's obligation to pay rent and all other charges with respect to the First Must Take Space, Second Must Take Space and Third Must Take Space shall commence upon the First Must Take Commencement Date, Second Must Take Commencement Date and Third Must Take Commencement Date respectively, and shall expire on the "Expiration Date". Sublessor shall not be liable to Sublessee or otherwise be in default hereunder in the event that Sublessor is unable to deliver the First Must Take Space, Second Must Take Space or Third Must Take Space to Sublessee on the projected delivery date thereof, and in the event Sublessor is unable to deliver the First Must Take Space, Second Must Take Space, or Third Must Take Space as applicable, on the projected date, then the First Must Take Commencement Date, Second Must Take Commencement Date and Third Must Take Commencement Date, as applicable, shall be the date that Sublessor delivers the First Must Take Space, Second Must Take Space or Third Must Take Space, as applicable, to Sublessee. Within ten (10) days after Sublessor's written request, if any, Sublessee shall execute a commencement date memorandum with respect to the Sublease, on Sublessor's then standard form (which forms hall be reasonably satisfactory to Sublessee), adding the First Must Take Space to the Subleased Premises upon the terms and conditions set forth in this Section 2; failure by Sublessee to timely execute such memorandum shall constitute a default under the Sublease. Within then (10) days after Sublessor's written request, if any, Sublessee shall execute a commencement date memorandum with respect to the Sublease, on Sublessor's then standard form (which form shall be reasonably satisfactory to Sublessee), adding to the Second Must Take Space to the Subleased Premises upon the terms and conditions set forth in this Section 2; failure by Sublessee to timely execute such memorandum shall constitute a default under the Sublease. Within ten (10) days after Sublessor's written request, if any, Sublessee shall execute a commencement date memorandum with respect to the Sublease, on Sublessor's then standard form (which form shall be reasonably satisfactory to Sublessee), adding the Second Must Take Space to the Subleased Premises upon the terms and conditions set forth in this Section 2; failure by Sublessee to timely execute such memorandum shall constitute a default under the Sublease. Within ten (10) days after Sublessor's written request, if any, Sublessee shall execute a commencement date memorandum with respect to the Sublease, on Sublessor's then standard form (which form shall be reasonably satisfactory to Sublessee), adding the Third Must Take Space to the Subleased Premises upon the terms and conditions set forth in this Section 2; failure by Sublessee to timely execute such memorandum shall constitute a default under the Sublease. The First Must Take Space, Second Must Take Space and Third Must Take Space are referred to collectively herein as the "Must Take Space". Notwithstanding that memorandums may not be executed in connection with the addition of the Must Take Space to the Subleased Premises, the First Must Take Space, Second Must Take Space and Third Must Take Space shall be deemed part of the "Subleased Premises" and "Premises" under the Sublease on the First Must Take Commencement Date, Second Must Take Commencement Date and Third Must Take Commencement Date, as applicable, upon and subject to the terms and conditions of this Amendment.

      3. Minimum Rent. (a) Commencing on the Renewal Commencement Date, the minimum rent payable by Sublessee to Sublessor for the Subleased Premises shall equal Seventy-Nine Thousand Seven Hundred Seventy-Six and 00/100 Dollars ($79,776.00) per month (i.e., $0.24 per rentable square foot per month). Additionally, Sublessee shall continue to be required to pay to Sublessor Sublessee's proportionate share (as such proportionate share is modified in Section 4 below) of taxes, insurance costs and Operating Costs within five (5) days of Sublessor's demand therefor, as further set forth in the Sublease.

      (b) Commencing on the First Must Take Commencement Date, the minimum rent for the Subleased Premises shall be increased by an amount equal to Twelve Thousand and 00/100 Dollars ($12,000.00) per month (i.e., the square footage of the First Must Take Space, 50,000, multiplied by $0.24 per rentable square foot per month) (in addition to the minimum rent for the original Subleased Premises), thereby increasing the minimum rent payable by Sublessor to Sublessee for the Subleased Premises to equal Ninety-One Thousand Seven Hundred Seventy-Six and 00/100 Dollars ($91,776.00) per month. Such amount shall further increase as set forth below. Additionally, Sublessee shall continue to be required to pay to Sublessor Sublessee's proportionate share (as such proportionate share is modified in Section 4 below) of taxes, insurance costs and Operating Costs within five (5) days of Sublessor's demand therefor, as further set forth in the Sublease.

      (c) Commencing on the Second Must Take Commencement Date, the minimum rent for the Subleased Premises shall be increased by an amount equal to Twelve Thousand and 00/100 Dollars ($12,000.00) per month (i.e., the square footage of the First Must Take Space, 50,000, multiplied by $0.24 per rentable square foot per month) (in addition to the minimum rent for the original Subleased Premises and First Must Take Space), thereby increasing the minimum rent payable by Sublessor to Sublessee for the Subleased Premises to equal One Hundred Three Thousand Seven Hundred Seventy-Six and 00/100 Dollars ($103,776.00) per month. Such amount shall further increase as set forth below. Additionally, Sublessee shall continue to be required to pay to Sublessor Sublessee's proportionate share (as such proportionate share is modified in Section 4 below) of taxes, insurance costs and Operating Costs within five (5) days of Sublessor's demand therefor, as further set forth in the Sublease.

      (d) Commencing on the Third Must Take Commencement Date, the minimum rent for the Subleased Premises shall be increased by Forty-Three Thousand Eight Hundred Twenty-Four and 00/100 Dollars ($43,824.00) per month (i.e., the rentable square footage of the Third Must Take Space, 182,600, multiplied by $0.24 per rentable square foot per month) (in addition to the minimum rent for the original Subleased Premises, First Must Take Space and Second Must Take Space), thereby increasing the minimum rent payable by Sublessor to Sublessee for the Subleased Premises to equal One Hundred Forty-Seven Thousand Six Hundred and 00/100 Dollars ($147,600.00) per month. Additionally, Sublessee shall continue to be required to pay to the Sublessor Sublessee's proportionate shares (as such proportionate share is modified in Section 4 below) of taxes, insurance costs and Operating Costs within five (5) days of Sublessor's demand therefor, as further set forth in the Sublease.

      4. Proportionate Share; Pass Throughs. (a) Sublessor and Sublessee acknowledge and agree that, notwithstanding anything to the contrary contained in the Sublease, (i) Sublessee's proportionate share of taxes, insurance, Operating Costs, and all other items for which Sublessee is responsible for its proportionate share under the Sublease, is currently equal to Fifty-Four and 05/100 Percent (54.05%), (ii) notwithstanding the foregoing, Sublessee's proportionate share of warehouse space (the "Warehouse Proportionate Share") is currently equal to Fifty-Four and 78/100 Percent (54.78%) (i.e., 328,650 rentable square feet of warehouse space in the Subleased Premises out of 600,000 rentable square feet of warehouse space in the Master Premises), and (iii) Sublessee's proportionate share of office space (the "Office Proportionate Share") is currently equal to Twenty-Five Percent (25%) (i.e., 3,750 rentable square feet of office space in the Subleased Premises out of 15,000 rentable square feet of warehouse space in the Master Premises), as set forth in the Sublease; accordingly, notwithstanding the foregoing, any amounts for which Sublessee is responsible under the Sublease that are calculated based upon the separate proportionate shares of the office space and warehouse space respectively (e.g., utilities that are not separately metered and amounts for maintenance of the Trailer Parking area, all as more particularly described in the Sublease) shall be calculated using such proportionate shares of the warehouse and office space, which shares shall increase in accordance with the provisions of subsections (b), (c) and (d) below.

      (b) Notwithstanding subsection (a) above, effective on the First Must Take Commencement Date, until the Second Must Take Commencement Date, (i) Sublessee's proportionate share of taxes, insurance, Operating Costs, and all other items for which Sublessee is responsible for its proportionate share under the Sublease, shall equal Sixty-Two and 18/100 Percent (62.18%), (ii) notwithstanding the foregoing, the Warehouse Proportionate Share shall be increased to equal Sixty-Three and 11/100 Percent (63.11%) (i.e., 378,650 rentable square feet of warehouse space in the Subleased Premises and First Must Take Space out of 600,000 rentable square feet of warehouse space in the Master Premises), and (iii) notwithstanding the foregoing, the Office Proportionate Share shall remain at Twenty-Five Percent (25%).

      (c) Notwithstanding subsections (a) and (b) above, effective on the Second Must Take Commencement Date, until the Third Must Take Commencement Date,
(i) Sublessee's proportionate share of taxes, insurance, Operating Costs, and all other items for which Sublessee is responsible for its proportionate share under the Sublease, shall be increased to equal Seventy and 31/100 Percent (70.31%), (ii) notwithstanding the foregoing, the Warehouse Proportionate Share shall be increased to equal Seventy-One and 45/100 Percent (71.45%), and (iii) notwithstanding the foregoing, the Office Proportionate Share shall remain at Twenty Five and 00/100 Percent (25%).

      (d) Notwithstanding subsections (a), (b) and (c) above, effective on the Third Must Take Commencement Date, for the remainder of the term of Sublease,
(i) Sublessee's proportionate share of taxes, insurance, Operating Costs, and all other items for which Sublessee is responsible for its proportionate share under the Sublease, shall be increased to equal One Hundred Percent (100%), (ii) notwithstanding the foregoing, the Warehouse Proportionate Share shall be increased to equal One Hundred Percent (100%), and (iii) notwithstanding the foregoing, the Office Proportionate Share shall be increased to equal One Hundred Percent (100%).

      (e) The last sentence of Section 9(b) of the Original Sublease is hereby deleted in its entirety and shall be of nor further force and effect.

      (f) Sublessor hereby agrees that, effective as of the First Must Take Commencement Date, the monthly amount charged to Sublessee for Sublessee's share of taxes, insurance, Operating Costs (other than utilities) and Sublessor's repair obligations under the Original Sublease shall not exceed a total of two and one-half cents ($0.025) per rentable square foot of the subleased Premises per monthly, calculated on a cumulative basis (the "Cap"). Nothing contained herein shall limit (i) the costs of utilities for which Sublessee is responsible under the Sublease (and notwithstanding anything to the contrary contained herein, Sublessee shall be liable for all utilities used relating to the Subleased Premises), or (ii) any other repair and/or maintenance obligations of Sublessee under the Sublease.

      5. Letter of Credit. Concurrently with Sublessee's execution of this Amendment, Sublessee shall deliver to Sublessor and irrevocable standby letter of credit ("Letter of Credit") in the amount of One Hundred Forty-Seven Thousand Six Hundred and 00/100 Dollars ($147,600.00) (the " Commitment Fee Amount") which Letter of Credit shall (i) be issued by a financial institution reasonably acceptable to Sublessor, (ii) have a Standard and Poor's rating of "A-" or better, (iii) be acceptable in form and content to Sublessor, (iv) have an initial term of at least twelve (12) months, and be renewed at least thirty (30) days prior to expiration for additional period of twelve (12) months, and be renewed at least thirty (3) days prior to expiration for additional periods of twelve (12) months each until sixtieth (60/th/) day following the Expiration Date, (iv) show Sublessor as beneficiary and Sublessee as account party, (v) be in the form and content of Exhibit "C" attached hereto, and (vi) contain such additional terms and conditions as may be reasonably required by any lender of Sublessor, or by the issuing financial institution. The Letter of credit shall be held by Sublessor as security for the full and faithful performance by Sublessee of the terms, covenants and conditions of the Sublease. Sublessee shall pay all expenses, points and/or fees incurred by Sublessee in obtaining Letter of Credit.

      Without limiting the rights of Sublessor under the Sublease, and subject to Sublessor's rights in the immediately following sentence, if Sublessee breaches or defaults under any provisions of the Sublease, including but not limited to the payment of minimum rent or other amounts payable by Sublessee under the Sublease, and such breach or default continues beyond the expiration of any applicable notice and cure period specifically provided for in the Sublease for such breach or default, then Sublessor may draw on all or the portion of such Letter of Credit determined by Sublessor in its reasonable discretion to be necessary, and use, apply or retain such drawn funds for the payment of any rent other sums in default or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason Sublessee's default, to compensate Sublessor for any loss or damage which Sublessor may suffer thereby, to reimburse Sublessor for costs incurred in connection with the Sublease (including, without limitation, costs incurred to improve the Subleased Premises, any improvement costs and any brokerage commissions and attorneys'
fees), or as prepaid rent to be applied against Sublessee's rent and other payment obligations. The proceeds received from any draw shall constitute Sublessor's property, and not Sublessee's property or the property of the bankruptcy estate of Sublessee. If Sublessee (i) breaches or defaults under any provision of the Sublease more than once n any twelve (12) monthly period, including but not limited to the payment of rent, or (ii) fails to renew the Letter of Credit at least thirty (30) days prior to its expiration, then Sublessor, in its sole and absolute discretion, shall be entitled to draw upon the entire Commitment Fee Amount. The use, application or retention of the Letter of Credit, or any portion thereof, shall not prevent Sublessor from exercising any other rights or remedies provided under the Sublease, and shall not operate as a limitation on any recovery to which Sublessor may otherwise be entitled. Any amount of the Letter of Credit which is drawn upon by Sublessor shall be used, applied or retained by Sublessor to apply in payment of rent or to cure any other default. If Sublessor so uses or applies all or any portion of said drawn Letter of Credit Sublessee shall within five (5) business days after written demand therefore replace the original Letter of Credit with a new Letter of Credit in the same amount as the Commitment Fee Amount as of the sate the Letter of Credit was drawn upon by Sublessor, and in substantially the same form as the original Letter of Credit. Sublessor shall not be required to keep said Letter of Credit or any drawn funds thereunder separate from its general accounts. If Sublessee performs all of Sublessee's obligations under the Sublease, then within sixty
(60) days following the expiration of the term of the Sublease, and after Sublessee has vacated the Subleased Premises and surrendered the same to Sublessor in accordance with the terms and conditions of the Sublease, the Letter of Credit shall be returned to Sublessee. No trust relationship is created herein between Sublessor and Sublessee with respect to the Letter of Credit. Sublessee acknowledges that Sublessor has the right to sell, transfer or mortgage its interest in the Subleased Premises and in the Sublease and Sublessee agrees that in the event of any such sale, transfer or mortgage, Sublessor shall have the right to transfer or assign the Letter of Credit to the transferee or mortgagee, and in the event of any such transfer or mortgage (i) Sublessee shall look solely to such transferee or mortgagee for the return of the Letter of Credit and (ii) Sublessee shall pay all transfer fees or charges imposed by the issuing banks as a result of such transfer.

         Sublessor and Sublessee acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be deemed to be or treated or intended to serve as a "security deposit" within the meaning of applicable state law. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit, and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicable or relevance thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

         6.  Acceptance of Subleased Premises and Must Take Space; Improvements.

         (a) Sublessee hereby acknowledges that it has been in occupancy of the Subleased Premises, as described above. The Subleased Premises and Must Take Space shall be leased by Sublessor to Sublessee in their current condition, "With All Faults", "Without Any Representations or Warranties". Notwithstanding the foregoing, Sublessor shall, at it s sole cost and expense (subject to the Heater Reimbursement, as such terms defined below), using Sublessor's standard materials, specifications, guidelines and procedures, perform, or cause the lessor under the Master Lease to perform, the following work in the Subleased Premises (collectively, "Sublessor's Work"): (a) re-carpet the office portion of the Subleased Premises existing as of the date of this Amendment, using industrial grade carpet; (b) re-paint the painted walls in the office portion of the Subleased Premises existing as of the date of this Amendment; (c) install industrial grade ceiling tile, vinyl tile and vinyl base in the office portion of the Subleased Premises existing as of the date of this Amendment, in areas determined by Sublessor; (d) install and additional five (5) dock doors in the warehouse portion of the Subleased Premises, in areas to be mutually agreed upon by Sublessor and Sublessee; (e) cause the floors in the Must Take Space to be in reasonably good working order (taking into the age of the Must Take Space); and
(f) perform the improvements and repairs set forth on Exhibit "B" attached hereto. Notwithstanding the foregoing, Sublessee shall reimburse to Sublessor, within five (5) days after demand by Sublessor (the "Heater Reimbursement"), all costs and expenses incurred by

Sublessor in connection with any replacement of heaters in the Subleased Premises, up to a maximum of One Thousand Nine Hundred and 00/100 Dollars ($1,900.00) per heater. Additionally, Sublessor and Sublessee acknowledge and agree that: (i) Sublessor's Work may be performed while Sublessee is in occupancy of the Subleased Premises (including any portion of the Must Take Space), Sublessee hereby permitting access to the Subleased Premises to accomplish the same; (ii) Sublessee shall not (and shall direct its agents to not) interfere with Sublessor while Sublessor's Work is being performed; (iii) Sublessor shall use commercially reasonable efforts to not materially and unreasonably interfere with Sublessee's use of the Subleased Premises while Sublessor's Work is being performed, and (iv) Sublessee will not be entitled to any abatement of rent (however denominated) on account of the performance of Sublessor's Work while Sublessee is in occupancy of the Subleased Premises (including any portion of the Must Take Space), Sublessee hereby waiving any such rights.

         Notwithstanding the foregoing, Sublessor hereby agrees that it will not pass through to Sublessee the costs of the work described in this Section 6(a), subject, however, to the Heater Requirement.

         (b) Sublessor and Sublessee hereby agree that, subject to reimbursement by Sublessee (as described below), Sublessor shall repair and maintain the Concrete Dock Areas and Floors (as such terms are defined below), and Sublessee shall pay all costs incurred by Sublessor in connection therewith (subject to the Cap) together with the Sublessee's payments of monthly minimum rent. Sublessor and Sublessee acknowledge that concrete dock areas are currently located in the warehouse portion of the original Subleased Premises (the "Concrete Dock Areas"). Sublessors and Sublessee hereby agree that if repairs to the concrete floors in the Premises (the "Floors') or to the Concrete Dock Areas are required at any time during the term of the Sublease as a result of (A) the usage of the Concrete Dock Areas and/or Floors in a manner not recommended by the manual therefor, or in a manner exceeding the manufacturer's recommendations therefore, by Sublessee or its employees, agents, contractors, licensees and/or invitees, or (B) the negligence or willful acts of Sublessee or its employees, agents, contractors, licensee and/or invitees, then Sublessee shall, at its sole cost and expense, cause the Concrete Dock Areas and the Floors to be repaired, and such repairs shall be performed in accordance with the terms of Section 7 below, and shall accordingly be considered "Sublessee Repairs" (provided, however, that the Repair Date, as defined in Section 7, shall not be applicable to such repairs).

         (c) Sublessee hereby agrees and warrants that it has investigated and inspected the condition of the Subleased Premises and Must Take Space and the suitability of same for Sublessee's purposes, and Sublessee does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Subleased Premises or the Must Take Space or the suitability of same for Sublessee's purposes. Sublessee acknowledges that neither Sublessor nor any agent nor any employee or Sublessor has made any representations or warranty with respect to the Subleased Premises or the Must Take Space or with respect to the suitability of the same for the conduct of Sublessee's business, and Sublessee expressly warrants and represents that Sublessee has relied solely on it sown investigation and inspection of the Subleased Premises and Must Take Space in its decision to enter into this Amendment and let the Subleased Premises and Must Take Space in their current condition. All representations and warranties contained in his section shall be subject tot he Sublessor's improvements listed above in paragraph 6(a), the Tenant's walk through inspection list detailed in Exhibit B attached hereto, and subject to defects in workmanship or materials utilized in such improvements performed by Sublessor, their agents, employees, or representatives.

         7. Sublessee Repairs. Within sixty (60) days after the mutual execution and delivery of this Amendment (the "Repair Date"), Sublessee shall, at Sublessee's sole cost and expense, perform maintenance and repairs to the lighting fixtures in the subleased Premises, as set forth on Exhibit "B" attached hereto (collectively, the "Sublessee Repairs"). The Sublessee Repairs shall be subject to the terms of the Sublease, and shall be performed by Sublessee using materials and workmanship of similar quality tot hat already installed,, all in a manner reasonable satisfactory to Sublessor. Sublessor shall have the right, but not the obligation, to oversee and monitor the Sublessee Repairs. All items in connection with the Sublessee Repairs (including, without limitation, plans and specifications therefor) shall be subject to the prior written approval of Sublessor. In connection with the Sublessee Repairs, Sublessee shall not interfere with Sublessor's performance of the Sublessor's Work or with any other actives of Sublessor at the Master Premises. Any costs or expenses incurred by Sublessor in connection with the Sublessee Repairs shall be reimbursed by Sublessee within five (5) days after demand by Sublessor. Sublessee shall at its sole cost and expense obtain all necessary approvals and permits pertaining to the Sublessee Repairs. Sublessee shall perform the Sublessee Repairs in a good and workmanlike manner, in accordance with all applicable federal, state, county and municipal laws, rules and regulations, pursuant to a valid building permit, if applicable, and in conformance with Sublessor's construction rules and regulations. Sublessee hereby indemnifies, defends and agrees to hold Sublessor free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Subleased Premises by or at the request of Sublessee in connection with the Sublessee Repairs. Sublessee shall at all time s keep the Subleased Premises and Master Premises free all liens. Sublessee shall provide Sublessor with evidence that Sublessee carries "builder's All Risk" insurance in an amount approved by Sublessor covering the performance of the Sublessee Repairs, and such other insurance as Sublessor may reasonable require, it being understood that all Sublessee Repairs shall be insured by Sublessee pursuant to the Sublease immediately upon completion thereof. In addition, Sublessor may, in its discretion, require Sublessee to obtain a lien and completion bond or some alternate form of security satisfactory to Sublessor in an amount sufficient to ensure the lien-free completion of the Sublessee Repairs and naming Sublessor as a co-obligee.

         8. Attorney's Fees. In the event either party shall commence an action to enforce any provision of this Amendment, the prevailing party in such action shall be entitled to receive from the other party, in addition to damages, equitable or other relief, and all costs and expenses incurred, including reasonable attorneys fees and court costs and fees incurred to enforce any judgment obtained.

         9. Severability. This provision with respect to attorneys fees incurred to enforce a judgment shall be severable from all other provisions of this Amendment, shall survive and judgment, and shall not be deemed merged into the judgment.

         10. Authority. Sublessee has full power and authority to enter into this Amendment and the person signing on behalf of Sublessee has been fully authorized to do so by all necessary corporate action on part of Sublessee.

         11. Estoppel. Sublessee warrants, represents and certifies to Sublessor that as of the date of this Amendment: (a) Sublessor is not in default under the Sublease; and (b) Sublessee does not have nay defenses or offsets to payment of rent and performance of its obligations under the Sublease as and when becomes due.

         12. Square Footage. The square footages set forth in this Amendment (including, without limitation, those set forth in the Recitals to this Amendment) are hereby stipulated by Sublessor and Sublessee to be true and correct.

         13. Landlord's Waiver. Within five (5) days after the mutual execution and delivery of this Amendment, provided that Sublessee is not in material breach or default under the Sublease, and, without limiting the foregoing, Sublessee has paid all amounts due and owing under the Sublease and has delivered the Letter of Credit to Sublessor pursuant to this Amendment, then Sublessor and Sublessee shall execute a "Landlord's Waiver" in the form and content attached hereto as Exhibit "D".

         14. Sublease in Full Force. Except for those provisions which are inconsistent with this Amendment, all other terms, covenants and conditions of the Sublease shall remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.

Sublessor:                                  Sublessee:

APL LOGISTICS WAREHOUSE                     ICON HEALTH AND FITNESS, INC., a
MANAGEMENT SERVICES, INC., a                Utah Corporation
Florida corporation, fka GATX               By:      /s/ Jon M. White
Logistics, Inc.                                ---------------------------------
                                               Name: Jon M. White
                                                    ----------------------------
By:         /s/ M. Gardner                     Title:  Sr. V.P. of Mfg
    ------------------------------------             ---------------------------
     Name:  M. Gardner
          ------------------------------
     Title:     COO
            ----------------------------

                                            By: ________________________________

                                                Name:___________________________

                                                Title:__________________________

                                   EXHIBIT "A"

                               SUBLEASED PREMISES

                                   EXHIBIT "B"

                                      WORK

Clearfield Distribution Center - Bldg #1
ICON Requested Improvements

Item #     Description Reference - Landlord Repairs                               Cost of Work      Respons. Party
1.1        Repair/correct areas along perimeter well where there                  Included below
           slight settling has occurred

1.2        Clean shop area walls and floor and paint surfaces,                      $     3,820     APLL
           allowance value

1.3        Repair concrete slab stress cracking (ICON and ___________)              $    10,795     APLL
           ICON affected area approximately 8895 s.f.

1.4        Repair spelled and gouged areas at construction joints on                $       728     APLL
           concrete slab affected area approximately 110 s.f.

1.5        Retrofit of Interior rail to provide same elevation as                 pricing below     N/A
           remaining Pricing separated for review as an alternate
           consideration

1.6        Repair unit heaters and or heat exchanger in warehouse                   $    11,872     ICON/APLL
           area (53 each @ $224/each)

1.7-A      Install dock doors at 4 existing oversized knock out locations
           Structural engineering costs and permits                                 $     3,193
           Sawcutting and Install dock doors                                        $    19,062
           Construct pit & furnish & install dock leveler                           $    25,850
           Furnish & Install vehicular restraint                                    $    15,930     None
           Electrical feeder to level and Vehicular restraint                       $     1,711
           Furnish & install dock seals                                             $     2,788
           New electrical panel for door circuitry                                  $       634
                                                                                  -------------
                                                             Subtotal               $    70,178     Ten Imp
                                           Cost per each door $17,544

1.7-B      Install dock doors at 6 new locations                                                    APLL
           Structural engineering costs and permits                                 $     6,293
           Sawcutting & Install dock doors                                          $     38,125    $75,440
           Construct Plt & furnish & install dock leveler                           $    51,690
           Furnish a Install vehicular restraint                                    $    33,860
           Electrical feeder to level and vehicular restraint                       $     3,512
           Furnish & Install dock seals                                             $     5,591     M/L
           New electrical panel for door circuitry                                  $     1,270
                                                                                  -------------

                                                             Subtotal               $   140,380
                        Cost per each door including electric $17,544               $   105,284 @ __ doors

1.8        Repair rain water gutters (completed in 2000 payment                     $     1,575     APLL
           outstanding)

1.9        Repair exterior light fixture (completed in 2000 payment                 $     3,918     APLL
           outstanding)

1.1        Replace, Where required, existing vertical caulk precast                 $     2,000     APLL
           panel joints (recaulk all vertical joints $9713, where                       maximum
           required allow $2000)

1.11       Repair existing dock doors including material handling
           equipment
           Dock Door #19 - replace truck restraint & service leveler                $     4,388     APLL
           Dock Door #20 - replace with steel faced bumper & service leveler        $       448     "
           Dock Door #21 - replace truck restraint & repair pit welds               $       872     "
           Dock Door #22 - servicedock leveler                                      $       139     "
           Dock Door #23 - reweld pit frame, grout corner of frame
           with concrete re-anchor dock bumpers and dock leveler                    $       338
           Dock Door #24 - remove and replace dock leveler in new
           concrete pit replace truck restraint                                     $     7,616     "
           Dock Door #25 - replace with steel faced bumper & service                $               "
           leveler                                                                  $       448     "
           Dock Door #26 - service dock leveler                                     $               "
           Dock Door #27 - service dock leveler                                     $       134
           Dock Door #28 - service dock leveler                                     $       134
                                                                                    $       134
                                                                                  -------------
                                                                                    $    14,426     APLL

Clearfield Distribution Center - Bldg #1
ICON Requested Improvements

1.12      Office Finishes - standard industrial grade finishes only
          Demolition of existing floor finishes and haul off                                $     3,136
          Repair existing drywall and paint                                                 $    14,952
          Carpet square replacement in computer room                                        $     3,906
          Carpet replacement                                                                $    17,117
          Vinyl composition tile and vinyl base - replacement                               $     8,502
          Rubber flooring at entry                                                          $     3,276
          Paint - doors and casings throughout office area                                  $     4,301
          Remove ceiling tile throughout offices and replace with new tile                  $    13,256
          Replace toilet petitions at tower office area                                     $     1,344
          Repair and or finish existing drywall at tower office                             $       560
          Final clean up of all office areas                                                $     2,240
                                                                                            -----------
                                          Subtotal                                          $    72,490    APLL

1.13      Recaulk exterior windows on south elevation of building                           $     2,000    APLL
          (recaulk all exterior windows on south elevation of building $5600)                   maximum
          (recaulk where required south elevation of building allow $2000)

1.14      Repair roof leak over private office (Northeast corner of Bldg)                   $     1,344    APLL

1.15      Asphalt overlays on driveway access and repair to truck court area             see 1.17 below    *74/26%
          Roadway overlay from City Road 700 South to and of Naptech property               $    22,899
          Roadway overlay from Naptech property to ProLogic south property line             $    37,050

1.16      Asphalt patching and or repair in truck court area between Bldg 1& 2           Include below

1.17      Road Improvements associated with Building #1                                     $    44,362    see 1.15
          Demolition of truck court area serving Bldg #1. regrade to obtain approp. elevation at dock doors and install new concrete truck apron
          (Cost information to be finalized after completion of civil engineered
          survey and construction plan)                                                                    Amort (a)
          Concrete demo                                                                     $     1,815    Amort (a)
          Asphalt grinding and reuse as asphalt base material                               $     2,000    Amort (a)
          Fine grading all base areas for proper slope and gradiant and install 4'          $    20,045
          asphalt section                                                                                  Amort (a)
          Install 8' x 3ft concrete water way, 3 (2x2) catch basins & 12 RCP tied           $    13,923
           to existing storm drain system                                                                  Amort (a)
          Install 8' reinforced concrete truck apron                                        $    42,500    Amort (a)
          Install 2' asphalt overlay in truck court                                         $    12,480    APLL
                                          Subtotal                                          $   137,125

1.18      Replace and/or repair, where required, overhead high bay                          $    16,132    ICON/APLL
          lighting ballast and lamps (52 each  $310/each)

ICON Health & Fitness, Inc.                                        June 13, 2001

GATX WALK THROUGH INSPECTION

* . Battery room add on floor
  . 2 Doors metal missing from door frame
  . Cinder black broken out around door frame
* . Drain plugged up with dirt and acid drippings

    Truckers back office
* . Forklift damage to all sheet rock around outside of office
  . Ink spillage and markings over power panel
  . All major seams in floor have wide cracks
* . Major cracking through all warehoues on GATX's side
    (NOT MAJOR)

  . Southeast corner of GATX side:
* 10' x 20' Floor needs to be cut out and replaced (located in 50,000 of adjacent to ICON)
*   4' x 4' Floor needs to be cut out and replaced
* . Many holes through warehouse need to be patched, 6" to 12" area's many other areas need repaching
  . Concern about all concrete "Age"
  . High volume usage forklift traffic (all 5000 lbs lifts)

* . R-3 Fire Exit Door - water was running in when it was raining
* . Northeast Bay Door - train access door, bottom 2 panels are bent over

  . R-4 Fire Exit Door - wall by inside door is cracked badly
* . Train Access Bay Door - bottom 2 panels bowed out

    Dock #5
  . #3 panel is bent
  . Outside dock curtain is broken
  . Cement all around is cracked
* . Dock frame broken, needs welding

*   All items will be replaced or repaired as indicated.

ALL OTHER ITEMS ARE NOTED AS THE CURRENT CONDITION OF THE PROPERTY UPON OCCUPANCY BY ICON.

    Dock #6
  . Bottom 2 panels bowed out
  . Cement is broken and cracked all around
  . Outside dock curtain is broken

    Dock #7
  . 3 bottom panels are bowed out

    Dock #8
  . Cement is cracked all around
* . Dock bumpers are broken
  . Heavy patching is needed around dock

  * Dock #9 Replace dock leveler from 20,000 lb.
  . Heavy metal patching has been done around dock
* . Dock bumpers on both sides are broken will be replaced with dock levelers

    Dock #10  Replace dock leveler from 20,000 lb
  . Heavy patching has been done around dock
  . Cement settling around dock are "High and Low"

*  . Bumper pad left side will be replaced - included in costs of dock leveler

     Dock #11
   . Bottom panel bowed out
   . Heavy metal patching has been done around dock * o Bumper pad's are both broken - replace

     Dock #12
*  . Door latch is broken
   . Bottom panel is bowed out
*  . Bumper is broken and the cement is broken out on the right side

     Dock #13
   . Ok inside
*  . Both bumpers broken, the cement is breaking away on the outside

     Dock #14
   . Cement around the dock is broken
*  . Bumper guards are both broken

     Dock #15
   . Dock plate, had had metal patching done
*  . Bumper guards are both broken
   . Electrical box is open, wires are exposed

   . Outside wall seems are cracked badly and crackle is coming out
*  . Rain gutter is bowed down and seams are leaking down the wall
*  . Needs down spout repaired or replaced

   . [ILLEGIBLE] Pedestrian walk 10' section settling Approximately 2" . 53' trailers landing pad indents into the asphalt

     Offices

*  . Sheet rock missing from ceiling by locker room, approximately 3 sheets
*  . Several roof leaks by restrooms and hallways
   . Looks like water is leaking between window panels through front office

                                   EXHIBIT "C"

                            FORM OF LETTER OF CREDIT

[ISSUING BANK]
BENEFICIARY:                        APL LOGISTICS WAREHOUSE MANAGEMENT SERVICES,
                                    INC., a Florida corporation (fka GATX
                                    Logisictics, Inc.), and its successors and assigns

CUSTOMER                            ICON HEALTH AND FITNESS, INC., a Utah
                                    corporation ("ICON")

MAXIMUM AMOUNT                               ($147,600.00) (USD)

DATE:                                        ___________________________________

EXPIRY DATE:                                 ___________________________________

LETTER OF CREDIT NO.:                        ___________________________________


TO: APL LOGISTICS WAREHOUSE MANAGEMENT SERVICES, INC., a Florida corporation, and its successors and assigns

Ladies and Gentlemen:

     At the request of our customer, ICON, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, we hereby issue in favor of APL LOGISTICS WAREHOUSE MANAGEMENT SERVICES INC., a Florida corporation, and its successors and assigns (collectively, "APL), this irrevocable standby letter of credit (the "Letter of Credit") in the amount of One Hundred Forty-Seven Thousand Six Hundred and 00/100 Dollars ($147,600.00) (the "Commitment Fee Amount"). This Letter of Credit shall remain in effect up to and including [insert date which is one (1) year from date of issuance] (the "Expiry Date"). APL may draw against the Commitment Fee Amount under this Letter of Credit on demand and at sight, without any period of grace, by presenting to us at:

                                    ____________________________________________

                                    ____________________________________________

                                    ____________________________________________

in person, or by facsimile, on or before the Expiry Date, during the hours in which we are open for business, the following documents (the "Documents").

      1. APL's written demand for payment, signed by an individual purporting to be an officer or agent of APL, certifying that (a) ICON is in breach or default beyond the applicable notice and cure periods under the terms of that certain Sublease dated July 6, 1994 (as amended from time to time, the "Sublease"), or (b) there has been any filing of a voluntary petition by ICON (or involuntary petition by ICON's creditors) under the United States Bankruptcy Code, or (c) ICON has not timely renewed the Letter of Credit pursuant to the Sublease;

      2. The original of this Letter of Credit; if by facsimile, the original shall follow via courier.

      Partial drawings shall be permitted. Forthwith upon receipt of the Documents, we shall pay to APL the indemnity amount, to a maximum amount of the Commitment Fee Amount, without inquiring whether APL has a right to such amount as between APL and our customer.

      This Letter of Credit shall be automatically extended for additional consecutive one (1) year periods unless at thirty (30) days prior to the then applicable Expiry Date we shall notify you in writing by registered or certified mail (return receipt requested) to the above address or to such other address provided to us in writing, that we elect not to renew this Letter of Credit for such additional year. Notwithstanding the foregoing, this Letter of Credit shall expire in full and final on the date that is sixty (60) days after the Expiration Date (as such term is defined in the Sublease) of the Sublease.

      This Letter of Credit is freely transferable in its entirety without consent or approval. In the event of such transfer, the transferees shall be deemed the beneficiaries hereunder in the full place and stead and with all rights hereunder of APL

      Except as otherwise expressly stated, this Letter of Credit is subject to the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590 (the "ISP98"). As to matters not covered by ISP98, this Letter of Credit shall be subject to and governed by the laws of the State of Utah.

      We hereby undertake to APL that drafts drawn and negotiated in compliance with the terms of this Letter of Credit shall meet with honor upon presentation to us.

                                                 Very truly yours,
                                                 [Name of Issuing Bank]